Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Kevin Jones	Julie Craven
(507) 437-5248	(507) 437-5345
kcjones@hormel.com	media@hormel.com

HORMEL FOODS REPORTS EXCELLENT SECOND QUARTER RESULTS

AUSTIN, Minn. (May 19, 2010) — Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal year 2010 second quarter.

HIGHLIGHTS

Second Quarter

•                  Diluted adjusted EPS of $0.67, up 14 percent from $0.59 per share in 20091

•                  Adjusted earnings exclude the previously announced, one-time charges amounting to $0.10 per diluted share that were incurred, relating to the Valley Fresh plant closing and the tax impact of the new health care laws

•                  Adjusted segment operating profit up 18 percent from last year1

•                  Dollar sales of $1.7 billion up 7 percent from 2009

•                  Volume up 2 percent from 2009

•                  Grocery Products adjusted operating profit down 2 percent1; volume up 10 percent; dollar sales up 6 percent

•                  Refrigerated Foods operating profit up 7 percent; volume flat; dollar sales up 7 percent

•                  Jennie-O Turkey Store operating profit up 93 percent; volume down 3 percent; dollar sales up 1 percent

•                  Specialty Foods operating profit up 39 percent; volume up 8 percent; dollar sales up 13 percent

•                  All Other operating profit down 18 percent; volume flat; dollar sales up 7 percent

Excluding the one-time charges referenced above, the company reported fiscal 2010 second quarter adjusted1 net earnings of $91.3 million, up 14 percent from net earnings of $80.4 million a year earlier. For the six months ended April 25, 2010, adjusted1 net earnings were $202.5 million, up 25 percent from the same period last year.  Diluted adjusted1 net earnings per share were $1.50, up 25 percent from $1.20 last year.

On a GAAP basis, the company reported fiscal 2010 second quarter net earnings of $77.9 million, down 3 percent from net earnings of $80.4 million a year earlier. Diluted GAAP earnings per share for the quarter were $0.57 this year compared to $0.59 per share last year.  GAAP segment operating profit for the quarter was $146 million, up 10 percent from a year ago. Grocery Products segment operating profit for the quarter was $33 million, down 24 percent from a year ago. For the six months ended April 25, 2010, GAAP net earnings were $189.1 million or $1.40 per diluted share (up 17 percent) compared to net earnings of $161.8 million or $1.20 per diluted share from the same period last year.

Sales for the quarter totaled $1.7 billion, which was up 7 percent from fiscal 2009.  For the six months ended April 25, 2010, sales totaled $3.4 billion, up 4 percent from the same period last year.

1See explanation regarding adjusted earnings with tables on page 4 of this release.

COMMENTARY

“We are pleased to report excellent earnings and sales for the quarter, which were up 14 percent and 7 percent, respectively.  This quarter demonstrated the value of our balanced model, as our Jennie-O Turkey Store and Specialty Foods segments more than made up for the more difficult quarter experienced by our Grocery Products segment due to increased raw material costs. We are also gratified to see our sales grow in all five of our segments,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer.

“Our Jennie-O Turkey Store segment had an outstanding quarter, showing strength across the board. Our Specialty Foods segment also enjoyed a strong quarter, aided by strong sales of nutritional products, sugar substitutes and private label canned meats. Our Refrigerated Foods segment had improved results, primarily resulting from strong cutout margins, and our International segment had weaker results,” remarked Ettinger.

“We were pleased with the progress made with our new product lines under our MegaMex Foods venture and our Country Crock® side dish acquisition, as both product lines contributed to our results this quarter,” commented Ettinger.

SEGMENT OPERATING HIGHLIGHTS — SECOND QUARTER

Grocery Products (15% of Net Sales, 22% of Total Segment Operating Profit)

The Grocery Products segment experienced soft segment operating profit results, down 2 percent on an adjusted1 basis, due to higher protein costs.  Net sales exceeded last year by 6 percent, led by strong results from our core products, such as Hormel® chili and Hormel® Mary Kitchen® hash.  Results from our MegaMex Foods business continue to meet expectations.

Refrigerated Foods (53% of Net Sales, 38% of Total Segment Operating Profit)

Despite the rapid rise in primal values during the quarter, the Refrigerated Foods segment exceeded last year’s profitability by 7 percent, due primarily to stronger cutout margins.  Net sales for the quarter also increased 7 percent, with strong contributions from products such as Hormel® party trays and Hormel® pepperoni.  Positive contributions from our new Country Crock® business were also reflected in the results.

Jennie-O Turkey Store (17% of Net Sales, 22% of Total Segment Operating Profit)

Jennie-O Turkey Store improved its segment operating profit results by a remarkable 93 percent from a year ago. Strength across the board, including stronger commodity meat markets and improved efficiencies contributed to the strong results. Sales of our value-added products rose in all three trade channels.

Specialty Foods (12% of Net Sales, 15% of Total Segment Operating Profit)

The Specialty Foods segment recorded an outstanding quarter, with segment profit up 39 percent from 2009.  Each business unit contributed to the increase, led by sales of sports nutrition products, private label canned meat products, and sugar substitutes.  Revenues overall also exceeded last year by 13 percent.

1 See explanation regarding adjusted earnings with tables on page 4 of this release.

All Other (3% of Net Sales, 3% of Total Segment Operating Profit)

The All Other segment, which includes Hormel Foods International, experienced an 18 percent decline in segment profit for the quarter.  This decline was due primarily to continued weakness in fresh pork exports resulting from decreased demand in our key markets.  Revenues for the segment exceeded last year, aided by strong sales of the SPAM® family of products.

Net Interest and Investment Income

Lower net interest and investment income reflects a gain in 2009 on the dissolution of the Carapelli joint venture and current year lower returns on the rabbi trust investments.

General Corporate Expense

General corporate expenses were slightly lower than last year (down 2 percent).

OUTLOOK

“Excluding the 10 cent per share impact of the one-time charges relating to the closing of the Valley Fresh plant and the reduced value of the deferred tax asset resulting from the new health care laws, we are raising our full year guidance range from $2.68 to $2.78 per share to $2.75 to $2.85 per share. We anticipate continued higher hog costs during the remainder of the year, and we recognize the strong investment performance in our rabbi trust last year will result in a more difficult comparison in the back half of the year. However, we believe our strong brands and our dedicated team will allow us to overcome those obstacles,” concluded Ettinger.

DIVIDENDS

Effective May 15, 2010, the Company paid its 327th consecutive quarterly dividend, at the annual rate of $0.84.

CONFERENCE CALL

A conference call will be Webcast at 7:30 a.m. CT (8:30 a.m. ET) on Wednesday, May 19, 2010. Access is available at http://www.hormelfoods.com. If you do not have Internet access and want to listen to the call over the phone, the dial in number is 877-941-2333 and you must provide the access code of 4286994. An audio replay is available by calling 800-406-7325 and entering access code 4286994. The audio replay will be available beginning at 10:30 a.m. CT on Wednesday, May 19, 2010, through 11:59 p.m. CT on Wednesday, June 2, 2010. The Webcast replay will be available at 10:30 a.m. CT, Wednesday, May 19, 2010, and archived for one year.

ADJUSTED EARNINGS

1Adjusted net earnings excludes one-time charges of $6.3 million ($.05 per diluted share) relating to the closure of the Valley Fresh plant and an income tax charge of $7.1 million ($.05 per diluted share) primarily from the change in tax treatment of Medicare Part D reimbursements by the new health care laws.  Adjusted segment operating profit and Grocery Products adjusted segment operating profit exclude one-time charges relating to the Valley Fresh plant closing.  The tables below show the calculations to reconcile from adjusted earnings to GAAP earnings.

Second Quarter

	2009 Earnings	2010 Adjusted Earnings	Valley Fresh Plant Closure	Tax items primarily related to health care laws	2010 GAAP Earnings
Grocery Products	$43,677	$42,755	$(9,733)		$33,022
Refrigerated Foods	51,695	55,523			55,523
Jennie-O Turkey Store	16,678	32,169			32,169
Specialty Foods	15,432	21,508			21,508
All Other	5,027	4,133			4,133
Total segment operating profit	132,509	156,088	(9,733)		146,355
Net interest and investment income	1,666	(5,151)			(5,151)
General corporate expense	(9,547)	(9,391)			(9,391)
Earnings before income taxes	124,628	141,546	(9,733)		131,813
Income taxes	(44,243)	(50,286)	3,455	$(7,120)	(53,951)
Net earnings attributable to Hormel Foods Corporation	$80,385	$91,260	$(6,278)	$(7,120)	$77,862

Diluted net earnings per share	$0.59	$0.67	$(0.05)	$(0.05)	$0.57

Year to Date

	2009 Earnings	2010 Adjusted Earnings	Valley Fresh Plant Closure	Tax items primarily related to health care laws	2010 GAAP Earnings
Grocery Products	$83,312	$96,925	$(9,733)		$87,192
Refrigerated Foods	97,440	125,711			125,711
Jennie-O Turkey Store	45,927	65,436			65,436
Specialty Foods	30,749	41,138			41,138
All Other	13,272	11,855			11,855
Total segment operating profit	270,700	341,065	(9,733)		331,332
Net interest and investment income	(3,398)	(11,269)			(11,269)
General corporate expense	(18,044)	(19,754)			(19,754)
Earnings before income taxes	249,258	310,042	(9,733)		300,309
Income taxes	(87,490)	(107,575)	3,455	$(7,120)	(111,240)
Net earnings attributable to Hormel Foods Corporation	$161,768	$202,467	$(6,278)	$(7,120)	$189,069

Diluted net earnings per share	$1.20	$1.50	$(0.05)	$(0.05)	$1.40

The following is a reconciliation of Forecasted Diluted Net Earnings per Common Share to our Full Year Guidance for the period presented.

Full Year 2010
Forecasted Diluted Net Earnings per Common Share	$2.65 - $2.75
Plant closing & tax treatment charges	+ 0.10
Full Year Guidance for Adjusted Diluted Net Earnings per Common Share	$2.75 - $2.85

COMPARISON OF GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are provided to assist the investor in better understanding the Company’s operating performance by excluding the impact of certain non-recurring items affecting comparability. Non-GAAP measurements are not intended to be a substitute for GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with any generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace. The company is a member of the Standard & Poor’s 500 Index. Hormel Foods was named one of “One of the 100 Most Trustworthy Companies” by Forbes in 2010. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit http://www.hormelfoods.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors that appear on pages 27-33 in the company’s Form 10-Q for the quarter ended January 24, 2010, which was filed with the SEC on March 5, 2010, and can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

“Country Crock” is a registered trademark of the Unilever Group of Companies and is used under license. All rights reserved.

Segment Data

Fiscal 2010 Second Quarter Segment Operating Results (in Thousands)

	SECOND QUARTER — 13 WEEKS ENDED
	April 25, 2010	April 26, 2009	% Change
NET SALES
Grocery Products	$256,665	$241,684	6.2
Refrigerated Foods	893,470	834,062	7.1
Jennie-O Turkey Store	292,551	289,745	1.0
Specialty Foods	196,934	173,586	13.5
All Other	60,162	55,966	7.5
Total	$1,699,782	$1,595,043	6.6

OPERATING PROFIT
Grocery Products	$33,022	$43,677	(24.4)
Refrigerated Foods	55,523	51,695	7.4
Jennie-O Turkey Store	32,169	16,678	92.9
Specialty Foods	21,508	15,432	39.4
All Other	4,133	5,027	(17.8)
Total segment operating profit	146,355	132,509	10.4
Net interest and investment income	(5,151)	1,666	(409.2)
General corporate expense	(9,391)	(9,547)	1.6
Noncontrolling interest	673	715	(5.9)
Earnings before income taxes	$132,486	$125,343	5.7

	YEAR TO DATE — 26 WEEKS ENDED
	April 25, 2010	April 26, 2009	% Change
NET SALES
Grocery Products	$518,309	$483,627	7.2
Refrigerated Foods	1,785,772	1,731,486	3.1
Jennie-O Turkey Store	612,502	594,784	3.0
Specialty Foods	383,876	352,476	8.9
All Other	126,770	121,756	4.1
Total	$3,427,229	$3,284,129	4.4

OPERATING PROFIT
Grocery Products	$87,192	$83,312	4.7
Refrigerated Foods	125,711	97,440	29.0
Jennie-O Turkey Store	65,436	45,927	42.5
Specialty Foods	41,138	30,749	33.8
All Other	11,855	13,272	(10.7)
Total segment operating profit	331,332	270,700	22.4
Net interest and investment income	(11,269)	(3,398)	(231.6)
General corporate expense	(19,754)	(18,044)	(9.5)
Noncontrolling interest	1,735	1,509	15.0
Earnings before income taxes	$302,044	$250,767	20.4

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	4-25-2010	4-26-2009	4-25-2010	4-26-2009

Net sales	$1,699,782	$1,595,043	$3,427,229	$3,284,129

Cost of products sold	1,419,315	1,333,005	2,828,375	2,749,776

GROSS PROFIT:	280,467	262,038	598,854	534,353

Selling, general and administrative	146,782	139,846	292,314	282,371

Equity in earnings of affiliates	3,952	1,485	6,773	2,183

OPERATING INCOME:	137,637	123,677	313,313	254,165

Other income & expenses:
Interest & investment income	1,423	8,584	1,866	10,975
Interest expense	(6,574)	(6,918)	(13,135)	(14,373)

EARNINGS BEFORE INCOME TAXES:	132,486	125,343	302,044	250,767

Provision for income taxes	53,951	44,243	111,240	87,490
(effective tax rate)	40.72%	35.30%	36.83%	34.89%

NET EARNINGS	78,535	81,100	190,804	163,277
Less: net earnings attributable to noncontrolling interest	673	715	1,735	1,509
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$77,862	$80,385	$189,069	$161,768

NET EARNINGS PER SHARE
Basic	$.58	$.60	$1.42	$1.20
Diluted	$.57	$.59	$1.40	$1.20

WEIGHTED AVG SHARES OUT
Basic	133,593	134,272	133,591	134,325
Diluted	135,579	135,373	135,470	135,268

DIVIDENDS DECLARED PER SHARE	$.21	$.19	$.42	$.38

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	April 25, 2010	October 25, 2009
	(In Thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$355,181	$385,252
Short-term marketable securities	50,023	0
Accounts receivable	356,524	372,292
Inventories	767,191	722,371
Income taxes receivable	7,217	0
Deferred income taxes	69,176	66,435
Prepaid expenses	11,911	9,130
Other current assets	19,167	19,253

TOTAL CURRENT ASSETS	1,636,390	1,574,733

INTANGIBLES	775,609	761,009

OTHER ASSETS	437,780	403,600

PROPERTY, PLANT & EQUIPMENT, NET	934,355	952,713

TOTAL ASSETS	$3,784,134	$3,692,055

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$651,027	$685,029

LONG-TERM DEBT — LESS CURRENT MATURITIES	350,000	350,000

OTHER LONG-TERM LIABILITIES	517,254	532,705

SHAREHOLDERS’ INVESTMENT	2,265,853	2,124,321

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$3,784,134	$3,692,055

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twenty-Six Weeks Ended
	4-25-2010	4-26-2009
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$190,804	$163,277
Depreciation and amortization of intangibles	61,471	62,494
(Increase) Decrease in working capital	(78,935)	46,472
Other	5,998	(8,292)
NET CASH PROVIDED BY OPERATING ACTIVITIES	179,338	263,951

INVESTING ACTIVITIES
Net (purchase) sale of securities	(50,000)	3,899
Acquisitions of businesses/intangibles	(28,144)	(580)
Net purchases of property / equipment	(37,755)	(43,804)
Increase in investments, equity in affiliates, and other assets	(31,145)	(1,581)
NET CASH USED IN INVESTING ACTIVITIES	(147,044)	(42,066)

FINANCING ACTIVITIES
Dividends paid on common stock	(53,400)	(50,376)
Share repurchase	(29,826)	(10,375)
Other	20,861	(3,581)
NET CASH USED IN FINANCING ACTIVITIES	(62,365)	(64,332)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(30,071)	157,553
Cash and cash equivalents at beginning of year	385,252	154,778
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$355,181	$312,331